Exhibit 10.46

SECOND AMENDMENT TO THE AMENDED AND RESTATED
POST HOLDINGS, INC. DEFERRED COMPENSATION PLAN FOR
KEY EMPLOYEES

(as restated effective August 1, 2017 and amended effective October 1, 2019)

WHEREAS, Post Holdings, Inc. (the “Company”) adopted the amended and restated Post Holdings, Inc. Deferred Compensation Plan for Key Employees (the “Plan”) effective August 1, 2017;

WHEREAS, Section 8.1 of the Plan provides that the Chief Executive Officer may make amendments to the Plan to resolve ambiguities, supply omissions and cure defects, which shall be reported to the Corporate Governance and Compensation Committee of the Board of Directors of the Company (the “Committee”);

WHEREAS, the Plan was amended effective October 1, 2019 (with respect to deferral elections applicable to annual bonuses earned beginning with the Company’s fiscal year 2020 and thereafter) to provide that a participant’s deferral election with respect to an annual bonus (including an annual bonus that qualifies as performance-based compensation under Section 409A of the Internal Revenue Code) as provided in Section 3.1(a) shall apply only to that portion of the annual bonus which would otherwise be paid in cash, unless otherwise specified by the Company and set forth in a Deferral Election (“Amendment 1”);

WHEREAS, the Company wishes to further amend the Plan and Amendment 1, effective October 1, 2021 (and for the sake of clarity, with respect to deferral elections applicable to annual bonuses earned beginning with the Company’s fiscal year 2022 and thereafter) to clarify that an annual bonus or portion thereof is not considered “otherwise paid in cash” if it is delivered in the form of an equity award that is or may be cash-settled, which award is made under the Company’s equity plan (long-term incentive plan) in effect from time to time.

NOW, THEREFORE, the Plan is amended as follows:

1.    Section 1.13, as amended by Amendment 1, is further amended to add the following provision to the end thereof:

“For the sake of clarity, for the purposes of the foregoing provision, an annual bonus or portion thereof is not considered “otherwise payable in cash” if it is delivered in the form of an equity or equity-based award that is or may be cash-settled, which award is made under the Company’s equity plan (long-term incentive plan) in effect from time to time.”

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In WITNESS WHEREOF, this amendment has been executed on November 18, 2021.

POST HOLDINGS, INC.

By:	/s/ Robert V. Vitale
Robert V. Vitale
President and Chief Executive Officer